Exhibit 99.2

Supplemental Information Package
and Non-GAAP Reconciliations
First Quarter • March 31, 2015

The Foundation for a Wireless World.
CrownCastle.com

Crown Castle International Corp.
First Quarter 2015

Cautionary Language Regarding Forward-Looking Statements
This supplemental information package ("Supplement") contains forward-looking statements and information that are based on our management's current expectations as of the date of this Supplement. Statements that are not historical facts are hereby identified as forward-looking statements. Words such as "Outlook", "guide", "forecast", "estimate", "anticipate", "project", "plan", "intend", "believe", "expect", "likely", "predicted", and any variations of these words and similar expressions are intended to identify such forward looking statements. Such statements include, but are not limited to, our Outlook for the second quarter 2015 and full year 2015 .

Such forward-looking statements are subject to certain risks, uncertainties and assumptions, including, but not limited to, prevailing market conditions. Should one or more of these or other risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those expected. More information about potential risk factors which could affect our results is included in our filings with the Securities and Exchange Commission. Crown Castle assumes no obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

The components of financial information presented herein, both historical and forward looking, may not sum due to rounding. Definitions and reconciliations of non-GAAP measures, including FFO and AFFO, are provided in the Appendix to this Supplement.

As used herein, the term "including" and any variation thereof, means "including without limitation." The use of the word "or" herein is not exclusive.

Crown Castle International Corp.
First Quarter 2015

COMPANY OVERVIEW	FINANCIALS & METRICS	ASSET PORTFOLIO OVERVIEW	CAPITALIZATION OVERVIEW	APPENDIX

COMPANY PROFILE
Crown Castle International Corp. (to which the terms "Crown Castle," "CCIC," "we," "our," "our Company," "the Company" or "us" as used herein refer) owns, operates and leases shared wireless infrastructure, including: (1) towers and other structures, such as rooftops (collectively, "towers"), and to a lesser extent, (2) distributed antenna systems, a type of small cell network ("small cells"), and (3) interests in land under third party towers in various forms ("third party land interests") (collectively, "wireless infrastructure"). Crown Castle offers significant wireless communications coverage in each of the top 100 US markets and to substantially all of the Australian population. Crown Castle owns, operates and manages approximately 40,000 and 1,800 towers in the US and Australia, respectively.
Our core business is providing access, including space or capacity, to our wireless infrastructure via long-term contracts in various forms, including license, sublease and lease agreements (collectively, "leases"). Our wireless infrastructure can accommodate multiple customers for antennas or other equipment necessary for the transmission of signals for wireless communication devices. We seek to increase our site rental revenues by adding more tenants on our wireless infrastructure, which we expect to result in significant incremental cash flows due to our relatively fixed operating costs.
Effective January 1, 2014, Crown Castle commenced operating as a Real Estate Investment Trust ("REIT") for U.S. federal income tax purposes as it relates to our towers and third party land interests, excluding our operations in Australia. In August 2014, we received a favorable private letter ruling from the IRS, which provides that the real property portion of our small cells and the related rents qualify as real property and rents from real property, respectively, under the rules governing REITs. We are evaluating the impact of this private letter ruling and, subject to board approval, we expect to take appropriate action to include at least some part of our small cells as part of the REIT during 2015.

STRATEGY
Our strategy is to create long-term stockholder value via a combination of (1) growing cash flows generated from our portfolio of wireless infrastructure, (2) returning a meaningful portion of our cash provided by operating activities to our stockholders in the form of dividends and (3) investing capital efficiently to grow long-term dividends per share. We measure our efforts to create "long-term stockholder value" by the combined payment of dividends to stockholders and growth in our per share results. The key elements of our strategy are to:

•
Grow cash flows from our wireless infrastructure. We seek to maximize the site rental cash flows derived from our wireless infrastructure by adding tenants on our wireless infrastructure through long-term leases as our customers deploy and improve their wireless networks. We seek to maximize new tenant additions or modifications of existing tenant installations (collectively, "new tenant additions") through our focus on customer service and deployment speed. Due to the relatively fixed nature of the costs to operate our wireless infrastructure (which tend to increase at approximately the rate of inflation), we expect increases in our site rental cash flows from new tenant additions and the related subsequent impact from contracted escalations to result in growth in our operating cash flows. We believe there is considerable additional future demand for our existing wireless infrastructure based on their location and the anticipated growth in the wireless communication services industry. Substantially all of our wireless infrastructure can accommodate additional tenancy, either as currently constructed or with appropriate modifications to the structure, which we expect to have high incremental returns.

•
Return cash provided by operating activities to stockholders in the form of dividends. We believe that distributing a meaningful portion of our cash provided by operating activities appropriately provides stockholders with increased certainty for a portion of expected long-term stockholder value while still retaining sufficient flexibility to invest in our business and deliver growth. We believe this decision reflects the translation of the high-quality, long-term contractual cash flows of our business into stable capital returns to stockholders.

•
Invest capital efficiently to grow long-term dividends per share. We seek to invest our capital available, including the net cash provided by our operating activities and external financing sources, in a manner that will increase long-term stockholder value on a risk-adjusted basis. Our historical investments have included the following (in no particular order):

◦	purchase shares of our common stock from time to time;

◦	acquire or construct wireless infrastructure;

◦	acquire land interests under towers;

◦	make improvements and structural enhancements to our existing wireless infrastructure; or

◦	purchase, repay or redeem our debt.

Crown Castle International Corp.
First Quarter 2015

COMPANY OVERVIEW	FINANCIALS & METRICS	ASSET PORTFOLIO OVERVIEW	CAPITALIZATION OVERVIEW	APPENDIX

Our strategy to create long-term stockholder value is based on our belief that additional demand for our wireless infrastructure will be created by the expected continued growth in the wireless communication services industry, which is predominately driven by the demand for wireless data services by consumers. We believe that such demand for our wireless infrastructure will continue, will result in growth of our cash flows due to new tenant additions on our existing wireless infrastructure, and will create other growth opportunities for us, such as demand for new wireless infrastructure.

Crown Castle International Corp.
First Quarter 2015

COMPANY OVERVIEW	FINANCIALS & METRICS	ASSET PORTFOLIO OVERVIEW	CAPITALIZATION OVERVIEW	APPENDIX

HISTORICAL DIVIDEND AND AFFO PER SHARE (1)

GLOBAL FOOTPRINT

U.S. FOOTPRINT	AUSTRALIAN FOOTPRINT

UNITED STATES
TEXAS
NEBRASKA
MONTANA
MINNESOTA
ONTARIO
Calgary
Winnipeg
New York
El Paso
Hermosillo
Chihuahua
Torreón
Monterrey
Brownsville
Culiacán
TROPIC OF CANCER
Gulf of Mexico
Mexico Basin
Miami
Nassau
BAHAMAS
CUBA

Timor Sea
NORTHERN TERRITORY
GREAT SANDY DESERT
MCDOWELL RANGE
HAMMERSLEY RANGE
QUEENSLAND
GREAT DIVIDING RANGE
GIBSON DESERT
AUSTRALIA
GREAT ARTESIAN BASIN
WESTERN AUSTRALIA
SIMPSON DESERT
GREAT VICTORIA DESERT
SOUTH AUSTRALIA
NULLARBOR PLAIN
DARLING RANGE
EYRE LAKE BASIN
NEW SOUTH WALES
Great Australian Bight
TASMANIA

(1)	See reconciliations and definitions provided herein. See also "Definitions of Non-GAAP Financial Measures and Other Calculations" in the Appendix for a discussion of the definitions of FFO and AFFO.

(2)	Last quarter annualized ("LQA") calculated as the most recently completed quarterly period times four.

Crown Castle International Corp.
First Quarter 2015

COMPANY OVERVIEW	FINANCIALS & METRICS	ASSET PORTFOLIO OVERVIEW	CAPITALIZATION OVERVIEW	APPENDIX

GENERAL COMPANY INFORMATION
Principal executive offices	1220 Augusta Drive, Suite 600, Houston, TX 77057
Common shares trading symbol	CCI
Stock exchange listing	New York Stock Exchange
Fiscal year ending date	December 31
Fitch - Long Term Issuer Default Rating	BB
Moody’s - Long Term Corporate Family Rating	Ba2
Standard & Poor’s - Long Term Local Issuer Credit Rating	BB+

Note: These credit ratings may not reflect the potential risks relating to the structure or trading of the Company’s securities and are provided solely for informational purposes. Credit ratings are not recommendations to buy, sell or hold any security, and may be revised or withdrawn at any time by the issuing organization in its sole discretion. The Company does not undertake any obligation to maintain the ratings or to advise of any change in the ratings. Each agency’s rating should be evaluated independently of any other agency’s rating. An explanation of the significances of the ratings can be obtained from each of the ratings agencies.

EXECUTIVE MANAGEMENT TEAM
Name	Age	Years with Company	Position
W. Benjamin Moreland	51	15	President and Chief Executive Officer
Jay A. Brown	42	15	Senior Vice President, Chief Financial Officer and Treasurer
James D. Young	53	9	Senior Vice President and Chief Operating Officer
E. Blake Hawk	65	16	Executive Vice President and General Counsel
Patrick Slowey	58	14	Senior Vice President and Chief Commercial Officer
Philip M. Kelley	42	17	Senior Vice President-Corporate Development and Strategy

BOARD OF DIRECTORS
Name	Position	Committees	Age	Years as Director
J. Landis Martin	Chairman	NCG(1)	69	18
P. Robert Bartolo	Director	Audit, Compensation	43	1
Cindy Christy	Director	NCG(1), Strategy	49	7
Ari Q. Fitzgerald	Director	Compensation, Strategy	52	12
Robert E. Garrison II	Director	Audit, Compensation	73	9
Dale N. Hatfield	Director	NCG(1), Strategy	77	13
Lee W. Hogan	Director	Audit, Compensation, Strategy	70	13
Edward C. Hutcheson	Director	Strategy	69	18
John P. Kelly	Director	Strategy	57	14
Robert F. McKenzie	Director	Audit, Strategy	71	19
W. Benjamin Moreland	Director		51	8

(1)	Nominating & Corporate Governance Committee

Crown Castle International Corp.
First Quarter 2015

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RESEARCH COVERAGE
Equity Research
Bank of America David Barden (646) 855-1320	Barclays Amir Rozwadowski (212) 526-4043	Canaccord Genuity Greg Miller (212) 389-8128
Citigroup Michael Rollins (212) 816-1116	Cowen and Company Colby Synesael (646) 562-1355	Credit Suisse Joseph Mastrogiovanni (212) 325-3757
Evercore Partners Jonathan Schildkraut (212) 497-0864	Goldman Sachs Brett Feldman (212) 902-8156	Jefferies Mike McCormack (212) 284-2516
JPMorgan Philip Cusick (212) 622-1444	Macquarie Kevin Smithen (212) 231-0695	Morgan Stanley Simon Flannery (212) 761-6432
New Street Research Jonathan Chaplin (212) 921-9876	Nomura Adam Ilkowitz (212) 298-4121	Oppenheimer & Co. Timothy Horan (212) 667-8137
Pacific Crest Securities Michael Bowen (503) 727-0721	Raymond James Ric Prentiss (727) 567-2567	RBC Capital Markets Jonathan Atkin (415) 633-8589
UBS Batya Levi (212) 713-8824	Wells Fargo Securities, LLC Jennifer Fritzsche (312) 920-3548

Rating Agency
Fitch John Culver (312) 368-3216	Moody’s Phil Kibel (212) 553-1653	Standard & Poor’s Scott Tan (212) 438-4162

HISTORICAL COMMON STOCK DATA
	Three Months Ended
(in millions, except per share data)	3/31/15	12/31/14	9/30/14	6/30/14	3/31/14
High price(1)	$88.60	$83.27	$79.15	$75.69	$73.99
Low price(1)	$77.81	$73.34	$70.73	$69.19	$66.10
Period end closing price(2)	$82.54	$77.95	$78.89	$72.43	$71.62
Dividends paid per common share	$0.82	$0.82	$0.35	$0.35	$0.35
Volume weighted average price for the period(1)	$84.47	$78.33	$75.25	$72.72	$70.79
Common shares outstanding - diluted, at period end	334	334	334	334	334
Market value of outstanding common shares, at period end(3)	$27,549	$26,023	$26,339	$24,184	$23,905

(1)	Based on the sales price, adjusted for common stock dividends, as reported by Bloomberg.

(2)	Based on the period end closing price, adjusted for dividends, as reported by Bloomberg.

(3)
Period end market value of outstanding common shares is calculated as the product of (a) shares of common stock outstanding at period end and (b) closing share price at period end, adjusted for dividends, as reported by Bloomberg.

Crown Castle International Corp.
First Quarter 2015

COMPANY OVERVIEW	FINANCIALS & METRICS	ASSET PORTFOLIO OVERVIEW	CAPITALIZATION OVERVIEW	APPENDIX

SUMMARY PORTFOLIO HIGHLIGHTS
(as of March 31, 2015)	U.S.	Australia
Number of towers(1)	39,663	1,777
Average number of tenants per tower	2.2	2.4
Remaining contracted customer receivables ($ in billions)(2)	$21	$1
Weighted average remaining customer contract term (years)(3)	7	11
Percent of towers in the Top 50 / 100 Basic Trading Areas	56% / 71%	Not Applicable
Percent of ground leased / owned (by site rental gross margin)	65% / 35%	88% / 12%
Weighted average maturity of ground leases (years)(4)	31	19

SUMMARY FINANCIAL HIGHLIGHTS
	Three Months Ended March 31,
(dollars in thousands, except per share amounts)	2015	2014
Operating Data:
Net revenues
Site rental	$767,606	$747,162
Network services and other	173,395	128,788
Net revenues	$941,001	$875,950

Gross margin
Site rental	$526,626	$519,086
Network services and other	84,517	55,914
Total gross margin	$611,143	$575,000

Net income (loss) attributable to CCIC common stockholders	$111,790	$90,500
Net income (loss) attributable to CCIC common stockholders per share - diluted	$0.34	$0.27

Non-GAAP Data(5):
Adjusted EBITDA	$554,254	$526,983
FFO(6)	373,145	337,654
AFFO	383,326	348,744
AFFO per share	$1.15	$1.05

Summary Cash Flow Data:
Net cash provided by (used for) operating activities	$460,794	$362,283
Net cash provided by (used for) investing activities(7)	(222,760)	(204,219)
Net cash provided by (used for) financing activities	(172,241)	(174,459)

(1)	Includes towers and rooftops, excludes small cells and third-party land interests.

(2)	Excludes renewal terms at customers' opinion.

(3)	Excludes renewal terms at customers' option, weighted by site rental revenues.

(4)	Includes renewal terms at the Company's option, weighted by site rental gross margin.

(5)	See reconciliations and definitions provided herein. See also "Definitions of Non-GAAP Measures and Other Calculations" in the Appendix for a discussion of our definitions of FFO and AFFO.

(6)	Calculated to present the periods shown in a manner which is consistent with our commencement of operations as a REIT on January 1, 2014.

(7)	Includes net cash used for acquisitions of approximately $17 million and $62 million for the three months ended March 31, 2015 and 2014, respectively.

Crown Castle International Corp.
First Quarter 2015

COMPANY OVERVIEW	FINANCIALS & METRICS	ASSET PORTFOLIO OVERVIEW	CAPITALIZATION OVERVIEW	APPENDIX

SUMMARY FINANCIAL HIGHLIGHTS (CONTINUED)
	Three Months Ended March 31,
(dollars in thousands, except per share amounts)	2015		2014
Other Data:
Net debt to last quarter annualized Adjusted EBITDA	5.3	x	5.4	x
Dividend per common share	$0.82		$0.35
AFFO payout ratio(2)	71%		33%

(dollars in thousands)	March 31, 2015		December 31, 2014
Balance Sheet Data (at period end):
Cash and cash equivalents	$240,153		$175,620
Property and equipment, net	9,139,703		9,148,311
Total assets	21,105,477		21,143,276
Total debt and other long-term obligations	12,070,091		11,920,861
Total CCIC stockholders' equity	6,536,720		6,716,225

OUTLOOK FOR SECOND QUARTER 2015 AND FULL YEAR 2015
(dollars in millions, except per share amounts)	Second Quarter 2015	Full Year 2015
Site rental revenues	$767 to $772	$3,067 to $3,082
Site rental cost of operations	$242 to $247	$967 to $982
Site rental gross margin	$523 to $528	$2,091 to $2,106
Adjusted EBITDA(2)	$531 to $536	$2,145 to $2,160
Interest expense and amortization of deferred financing costs(1)	$133 to $138	$531 to $546
FFO(2)	$352 to $357	$1,439 to $1,454
AFFO(2)	$348 to $353	$1,450 to $1,465
AFFO per share(2)(3)	$1.04 to $1.06	$4.34 to $4.39
Net income (loss)	$92 to $125	$419 to $498
Net income (loss) per share - diluted(3)	$0.28 to $0.37	$1.26 to $1.49
Net income (loss) attributable to CCIC common stockholders	$80 to $117	$381 to $467
Net income (loss) attributable to CCIC common stockholders per share - diluted(3)	$0.24 to $0.35	$1.14 to $1.40

(1)	See the reconciliation of "components of interest expense and amortization of deferred financing costs" in the Appendix.

(2)	See reconciliations and definitions provided herein.

(3)	Based on 333.9 million diluted shares outstanding as of March 31, 2015.

Crown Castle International Corp.
First Quarter 2015

COMPANY OVERVIEW	FINANCIALS & METRICS	ASSET PORTFOLIO OVERVIEW	CAPITALIZATION OVERVIEW	APPENDIX

OUTLOOK FOR FULL YEAR 2015 SITE RENTAL REVENUE GROWTH
(dollars in millions)	Midpoint of Full Year 2015 Outlook	Full Year 2014
Reported GAAP site rental revenues	$3,075	$3,007
Site rental straight-line revenues	(135)	(197)
Other - Non-recurring	—	(5)
Site Rental Revenues, as Adjusted(1)(3)	$2,940	$2,805
Cash adjustments:
FX and other	25
New tower acquisitions and builds(2)	(19)
Organic Site Rental Revenues(1)(3)(4)	$2,946
Year-Over-Year Revenue Growth
Reported GAAP site rental revenues	2.3%
Site Rental Revenues, as Adjusted	4.8%
Organic Site Rental Revenues(5)	5.0%

OUTLOOK FOR ORGANIC SITE RENTAL REVENUE GROWTH
Midpoint of Full Year 2015 Outlook
New leasing activity	5.6%
Escalators	3.4%
Organic Site Rental Revenue Growth, before non-renewals	9.0%
Non-renewals	(4.0)%
Organic Site Rental Revenue Growth(5)	5.0%

OUTLOOK FOR FULL YEAR 2015 SITE RENTAL GROSS MARGIN GROWTH
(dollars in millions)	Midpoint of Full Year 2015 Outlook	Full Year 2014
Reported GAAP site rental gross margin	$2,099	$2,062
Straight line revenues and expenses, net	(39)	(91)
Other - Non-recurring	—	(5)
Site Rental Gross Margin, as Adjusted(1)(3)	$2,060	$1,966
Cash adjustments:
FX and other	19
New tower acquisitions and builds(2)	(16)
Organic Site Rental Gross Margin(1)(3)(4)	$2,063
Year-Over-Year Gross Margin Growth
Reported GAAP site rental gross margin	1.8%
Site Rental Gross Margin, as Adjusted	4.8%
Organic Site Rental Gross Margin(6)	4.9%
Year-Over-Year Incremental Margin
Reported GAAP site rental gross margin	53.7%
Site Rental Gross Margin, as Adjusted	69.4%
Organic Site Rental Gross Margin(7)	68.6%

(1)	Includes amortization of prepaid rent.

(2)	The financial impact of new tower acquisitions and builds is excluded from organic site rental revenues until the one-year anniversary of the acquisition or build.

(3)	Includes Site Rental Revenues, as Adjusted, from the construction of new small cell nodes.

(4)	See definitions provided herein.

(5)	Calculated as the percentage change from Site Rental Revenues, as Adjusted, for the prior period when compared to Organic Site Rental Revenues for the current period.

(6)	Calculated as the percentage change from Site Rental Gross Margin, as Adjusted for the prior period when compared to Organic Site Rental Gross Margin in the current period.

(7)
Calculated as the change from Site Rental Gross Margin, as Adjusted for the prior period when compared to Organic Site Rental Gross Margin in the current period, divided by the change from Site Rental Revenues, as Adjusted in the prior period when compared to Organic Site Rental Revenues for the current period.

Crown Castle International Corp.
First Quarter 2015

COMPANY OVERVIEW	FINANCIALS & METRICS	ASSET PORTFOLIO OVERVIEW	CAPITALIZATION OVERVIEW	APPENDIX

CONSOLIDATED BALANCE SHEET (Unaudited)
(dollars in thousands, except share amounts)	March 31, 2015	December 31, 2014
ASSETS
Current assets:
Cash and cash equivalents	$240,153	$175,620
Restricted cash	136,964	147,411
Receivables, net	292,565	329,229
Prepaid expenses	144,334	155,070
Deferred income tax assets	30,105	29,961
Other current assets	83,393	94,211
Total current assets	927,514	931,502
Deferred site rental receivables	1,292,630	1,260,614
Property and equipment, net	9,139,703	9,148,311
Goodwill	5,215,348	5,210,091
Other intangible assets, net	3,650,945	3,715,700
Deferred income tax assets	18,620	20,914
Long-term prepaid rent, deferred financing costs and other assets, net	860,717	856,144
Total assets	$21,105,477	$21,143,276

LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	$146,894	$167,662
Accrued interest	68,697	66,943
Deferred revenues	327,270	348,338
Other accrued liabilities	163,096	202,657
Current maturities of debt and other obligations	115,998	113,335
Total current liabilities	821,955	898,935
Debt and other long-term obligations	11,954,093	11,807,526
Deferred income tax liabilities	38,152	39,889
Other long-term liabilities	1,732,484	1,659,698
Total liabilities	14,546,684	14,406,048
Commitments and contingencies
CCIC stockholders' equity:
Common stock, $.01 par value; 600,000,000 shares authorized; shares issued and outstanding: March 31, 2015—333,761,959 and December 31, 2014—333,856,632	3,339	3,339
4.50% Mandatory Convertible Preferred Stock, Series A, $.01 par value; 20,000,000 shares authorized; shares issued and outstanding: March 31, 2015 and December 31, 2014—9,775,000; aggregate liquidation value: March 31, 2015 and December 31, 2014—$977,500	98	98
Additional paid-in capital	9,503,335	9,512,396
Accumulated other comprehensive income (loss)	8,304	15,820
Dividends/distributions in excess of earnings	(2,978,356)	(2,815,428)
Total CCIC stockholders' equity	6,536,720	6,716,225
Noncontrolling interest	22,073	21,003
Total equity	6,558,793	6,737,228
Total liabilities and equity	$21,105,477	$21,143,276

Crown Castle International Corp.
First Quarter 2015

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CONSOLIDATED STATEMENT OF OPERATIONS (Unaudited)
	Three Months Ended March 31,
(dollars in thousands, except share and per share amounts)	2015	2014
Net revenues:
Site rental	$767,606	$747,162
Network services and other	173,395	128,788
Net revenues	941,001	875,950
Operating expenses:
Costs of operations (exclusive of depreciation, amortization and accretion):
Site rental	240,980	228,076
Network services and other	88,878	72,874
General and administrative	79,487	64,849
Asset write-down charges	8,623	2,733
Acquisition and integration costs	2,019	5,659
Depreciation, amortization and accretion	258,060	250,191
Total operating expenses	678,047	624,382
Operating income (loss)	262,954	251,568
Interest expense and amortization of deferred financing costs	(134,439)	(146,400)
Interest income	109	173
Other income (expense)	(230)	(2,736)
Income (loss) before income taxes	128,394	102,605
Benefit (provision) for income taxes	(3,282)	188
Net income (loss)	125,112	102,793
Less: Net income (loss) attributable to the noncontrolling interest	2,325	1,296
Net income (loss) attributable to CCIC stockholders	122,787	101,497
Dividends on preferred stock	(10,997)	(10,997)
Net income (loss) attributable to CCIC common stockholders	$111,790	$90,500

Net income (loss) attributable to CCIC common stockholders, per common share:
Basic	$0.34	$0.27
Diluted	$0.34	$0.27

Weighted-average common shares outstanding (in thousands):
Basic	332,712	332,034
Diluted	333,485	333,045

Crown Castle International Corp.
First Quarter 2015

COMPANY OVERVIEW	FINANCIALS & METRICS	ASSET PORTFOLIO OVERVIEW	CAPITALIZATION OVERVIEW	APPENDIX

SEGMENT OPERATING RESULTS
	Three Months Ended March 31, 2015
(dollars in thousands)	CCUSA	CCAL	Consolidated Total
Net Revenues
Site rental	$731,380	$36,226	$767,606
Services	169,091	4,304	173,395
Total net revenues	900,471	40,530	941,001

Operating expenses(1)
Site rental	232,213	8,767	240,980
Services	86,918	1,960	88,878
Total operating expenses	319,131	10,727	329,858

General and administrative	74,056	5,431	79,487

Adjusted EBITDA	$529,300	$24,954	$554,254

FFO AND AFFO RECONCILIATIONS
	Three Months Ended March 31,
(dollars in thousands, except share and per share amounts)	2015	2014
Net income	$125,112	$102,793
Real estate related depreciation, amortization and accretion	252,732	244,420
Asset write-down charges	8,623	2,733
Adjustment for noncontrolling interest(2)	(2,325)	(1,296)
Dividends on preferred stock	(10,997)	(10,997)
FFO(3)(4)	$373,145	$337,654
Weighted average common shares outstanding — diluted(5)	333,485	333,045
FFO per share(3)	$1.12	$1.01

FFO (from above)	$373,145	$337,654
Adjustments to increase (decrease) FFO:
Straight-line revenue	(38,016)	(50,806)
Straight-line expense	25,259	26,380
Stock-based compensation expense	17,424	12,937
Non-cash portion of tax provision	817	(2,332)
Non-real estate related depreciation, amortization and accretion	5,328	5,770
Amortization of non-cash interest expense	11,736	20,882
Other (income) expense	230	2,736
Acquisition and integration costs	2,019	5,659
Adjustment for noncontrolling interest(2)	2,325	1,296
Capital improvement capital expenditures	(7,570)	(3,860)
Corporate capital expenditures	(9,371)	(7,571)
AFFO(3)(4)	$383,326	$348,744
Weighted average common shares outstanding — diluted(5)	333,485	333,045
AFFO per share(3)	$1.15	$1.05

(1)    Exclusive of depreciation, amortization and accretion.

(2)	Inclusive of the noncontrolling interest related to real estate related depreciation, amortization and accretion and asset write-downs.

(3)	See reconciliations and definitions provided herein. See also "Definitions of Non-GAAP Measures and Other Calculations" in the Appendix for a discussion of the definitions of FFO and AFFO.

(4)	FFO and AFFO are reduced by cash paid for preferred stock dividends.

(5)	The diluted weighted average common shares outstanding assumes no conversion for preferred stock in the share count.

Crown Castle International Corp.
First Quarter 2015

COMPANY OVERVIEW	FINANCIALS & METRICS	ASSET PORTFOLIO OVERVIEW	CAPITALIZATION OVERVIEW	APPENDIX

CONSOLIDATED STATEMENT OF CASH FLOWS (Unaudited)
	Three Months Ended March 31,
(dollars in thousands)	2015	2014
Cash flows from operating activities:
Net income (loss)	$125,112	$102,793
Adjustments to reconcile net income (loss) to net cash provided by (used for) operating activities:
Depreciation, amortization and accretion	258,060	250,191
Amortization of deferred financing costs and other non-cash interest	11,736	20,881
Stock-based compensation expense	15,244	11,956
Asset write-down charges	8,623	2,733
Deferred income tax benefit (provision)	(800)	(2,332)
Other non-cash adjustments, net	(557)	(774)
Changes in assets and liabilities, excluding the effects of acquisitions:
Increase (decrease) in liabilities	16,969	23,278
Decrease (increase) in assets	26,407	(46,443)
Net cash provided by (used for) operating activities	460,794	362,283
Cash flows from investing activities:
Payments for acquisition of businesses, net of cash acquired	(17,493)	(62,228)
Capital expenditures	(204,753)	(142,943)
Other investing activities, net	(514)	952
Net cash provided by (used for) investing activities	(222,760)	(204,219)
Cash flows from financing activities:
Principal payments on debt and other long-term obligations	(31,497)	(27,739)
Purchases of capital stock	(29,372)	(21,417)
Borrowings under revolving credit facility	230,000	83,000
Payments under revolving credit facility	(65,000)	(89,000)
Payments for financing costs	(1,904)	(5,854)
Net decrease (increase) in restricted cash	10,214	14,743
Dividends/distributions paid on common stock	(273,685)	(116,829)
Dividends paid on preferred stock	(10,997)	(11,363)
Net cash provided by (used for) financing activities	(172,241)	(174,459)
Effect of exchange rate changes on cash	(1,260)	(6,462)
Net increase (decrease) in cash and cash equivalents	64,533	(22,857)
Cash and cash equivalents at beginning of period	175,620	223,394
Cash and cash equivalents at end of period	$240,153	$200,537
Supplemental disclosure of cash flow information:
Interest paid	120,949	126,540
Income taxes paid	2,498	7,400

Crown Castle International Corp.
First Quarter 2015

COMPANY OVERVIEW	FINANCIALS & METRICS	ASSET PORTFOLIO OVERVIEW	CAPITALIZATION OVERVIEW	APPENDIX

SITE RENTAL REVENUE GROWTH
	Three Months Ended March 31,
(dollars in millions)	2015	2014
Reported GAAP site rental revenues	$768	$747
Site rental straight-line revenues	(38)	(51)
Other - Non-recurring	—	(5)
Site Rental Revenues, as Adjusted(1)(3)	$730	$691
Cash adjustments:
FX and other	5
New tower acquisitions and builds(2)	(6)
Organic Site Rental Revenues(1)(3)(4)	$729
Year-Over-Year Revenue Growth
Reported GAAP site rental revenues	2.7%
Site Rental Revenues, as Adjusted	5.5%
Organic Site Rental Revenues(5)	5.4%

ORGANIC SITE RENTAL REVENUE GROWTH
Three Months Ended March 31,
2015
New leasing activity	6.2%
Escalators	3.4%
Organic Site Rental Revenue growth, before non-renewals	9.6%
Non-renewals	(4.2)%
Organic Site Rental Revenue Growth(5)	5.4%

(1)	Includes amortization of prepaid rent; see the table "Summary of Prepaid Rent Activity" on page 16 for further details.

(2)	The financial impact of new tower acquisitions and builds is excluded from organic site rental revenues until the one-year anniversary of the acquisition or build.

(3)	Includes Site Rental Revenues, as Adjusted from the construction of new small cells.

(4)	See definitions provided herein.

(5)	Calculated as the percentage change from Site Rental Revenues, as Adjusted, for the prior period when compared to Organic Site Rental Revenues for the current period.

Crown Castle International Corp.
First Quarter 2015

COMPANY OVERVIEW	FINANCIALS & METRICS	ASSET PORTFOLIO OVERVIEW	CAPITALIZATION OVERVIEW	APPENDIX

SITE RENTAL GROSS MARGIN GROWTH
	Three Months Ended March 31,
(dollars in millions)	2015	2014
Reported GAAP site rental gross margin	$527	$519
Straight line revenues and expenses, net	(13)	(25)
Other - Non-recurring	—	(5)
Site rental gross margin, as Adjusted(1)(2)	$514	$489
Cash adjustments:
FX and other	(4)
New tower acquisitions and builds(3)	(5)
Organic Site Rental Gross Margin(1)(2)(4)	$505
Year-Over-Year Gross Margin Growth
Reported GAAP site rental gross margin	1.5%
Site Rental Gross Margin, as Adjusted	5.1%
Organic Site Rental Gross Margin(5)	3.4%
Year-Over-Year Incremental Margin
Reported GAAP site rental gross margin	37.3%
Site Rental Gross Margin, as Adjusted	65.0%
Organic Site Rental Gross Margin(6)	43.7%

(1)	Includes amortization of prepaid rent.

(2)	Includes Site Rental Revenues, as Adjusted, from the construction of new small cell nodes.

(3)	The financial impact of new tower acquisitions and builds is excluded from organic site rental revenues until the one-year anniversary of the acquisition or build.

(4)	See definitions provided herein.

(5)	Calculated as the percentage change from Site Rental Gross Margin, as Adjusted for the prior period when compared to Organic Site Rental Gross Margin in the current period.

(6)
Calculated as the change from Site Rental Gross Margin, as Adjusted for the prior period when compared to Organic Site Rental Gross Margin in the current period, divided by the change from Site Rental Revenues, as Adjusted in the prior period when compared to Organic Site Rental Revenues for the current period.

Crown Castle International Corp.
First Quarter 2015

COMPANY OVERVIEW	FINANCIALS & METRICS	ASSET PORTFOLIO OVERVIEW	CAPITALIZATION OVERVIEW	APPENDIX

SUMMARY OF SITE RENTAL STRAIGHT-LINE REVENUES AND EXPENSES(1)
	Three Months Ended March 31,
(dollars in thousands)	2015	2014
Total site rental straight-line revenue	$38,016	$50,806
Total site rental straight-line expenses	25,259	26,380

SUMMARY OF PREPAID RENT ACTIVITY(2)
	Three Months Ended March 31,
(dollars in thousands)	2015	2014
Prepaid rent received	$117,958	$68,222
Amortization of prepaid rent	(34,470)	(19,086)

SUMMARY OF CAPITAL EXPENDITURES
	Three Months Ended March 31,
(dollars in thousands)	2015	2014
Discretionary:
Purchases of land interests	$23,817	$20,396
Wireless infrastructure construction and improvements	163,995	111,116
Sustaining	16,941	11,431
Total	$204,753	$142,943

(1)
In accordance with GAAP accounting, if payment terms call for fixed escalations, or rent free periods, the revenue is recognized on a straight-line basis over the fixed, non-cancelable term of the contract. Since the Company recognizes revenue on a straight-line basis, a portion of the site rental revenue in a given period represents cash collected or contractually collectible in other periods.

(2)	Reflects prepaid rent received from long-term tenant contracts and the amortization thereof for GAAP revenue recognition purposes.

Crown Castle International Corp.
First Quarter 2015

COMPANY OVERVIEW	FINANCIALS & METRICS	ASSET PORTFOLIO OVERVIEW	CAPITALIZATION OVERVIEW	APPENDIX

PROJECTED REVENUE FROM EXISTING CUSTOMER CONTRACTS(1)
	Remaining nine months	Years Ended December 31,
(dollars in millions)	2015	2016	2017	2018	2019
Site rental revenue (GAAP)	$2,261	$3,016	$3,039	$3,061	$3,086
Site rental straight-line revenue	(95)	(55)	14	68	123
Site Rental Revenues, as Adjusted	$2,166	$2,961	$3,052	$3,129	$3,209

PROJECTED GROUND LEASE EXPENSE FROM EXISTING GROUND LEASES(2)
	Remaining nine months	Years Ended December 31,
(as of March 31, 2015; dollars in millions)	2015	2016	2017	2018	2019
Ground lease expense (GAAP)	$504	$677	$684	$690	$698
Site rental straight-line expense	(69)	(81)	(69)	(58)	(48)
Ground Lease Expense, as Adjusted	$435	$596	$615	$632	$650

ANNUALIZED CASH SITE RENTAL REVENUE AT TIME OF RENEWAL(3)
	Remaining nine months	Years Ended December 31,
(as of March 31, 2015; dollars in millions)	2015	2016	2017	2018	2019
AT&T	$15	$46	$21	$40	$36
Sprint(4)	17	41	39	36	42
T-Mobile	11	25	25	33	26
Verizon	9	13	17	18	18
Optus	1	—	2	—	—
VHA	2	6	9	2	—
Telstra	1	3	1	1	1
All Others Combined	34	40	30	32	30
Total	$90	$174	$143	$161	$153

(1)
Based on existing contracts as of March 31, 2015. All contracts, except for Sprint contracts associated with the iDen network and contracts where non-renewal notices have been received, are assumed to renew for a new term at current term end date. CPI-linked customer contracts are assumed to escalate at 3% per annum. Assumes a US dollar to Australian dollar exchange rate of 0.76 US dollar to 1.0 Australian dollar.

(2)
Based on existing ground leases as of March 31, 2015. CPI-linked leases are assumed to escalate at 3% per annum. Assumes a US dollar to Australian dollar exchange rate of 0.76 US dollar to 1.0 Australian dollar.

(3)
Reflects lease renewals by year by customer; dollar amounts represent annualized cash site rental revenues from assumed renewals or extension as reflected in the table "Projected Revenue from Existing Customer Contracts."

(4)	Excludes Sprint leases associated with the iDen network, which are assumed to not renew as reflected in the table "Projected Revenue from Existing Customer Contracts."

Crown Castle International Corp.
First Quarter 2015

COMPANY OVERVIEW	FINANCIALS & METRICS	ASSET PORTFOLIO OVERVIEW	CAPITALIZATION OVERVIEW	APPENDIX

ESTIMATED REDUCTION TO SITE RENTAL REVENUES FROM NON-RENEWALS FROM LEAP, METROPCS AND CLEARWIRE NETWORK DECOMMISSIONING(1)(2) (dollars in millions)
2015	2016	2017	2018	Thereafter	Total
$35-$45	$60-$70	$25-$35	$20-$30	$35-$45	$175-$225

TOTAL SITE RENTAL REVENUES FROM LEAP, METROPCS AND CLEARWIRE BY LEASE MATURITY(1)
(dollars in millions)	2015	2016	2017	2018	Thereafter	Total
Towers Leasing	$70	$70	$45	$30	$45	$260
Small Cells Leasing	$—	$5	$5	$5	$80	$95
Total	$70	$75	$50	$35	$125	$355

HISTORICAL ANNUAL NON-RENEWALS AS PERCENTAGE OF SITE RENTAL REVENUES, AS ADJUSTED
Years Ended December 31,
2014	2013	2012	2011	2010
2.6%	1.7%	2.2%	1.9%	2.0%

CUSTOMER OVERVIEW
(as of March 31, 2015)	Percentage of Q1 2015 LQA Site Rental Revenues	Weighted Average Current Term Remaining(3)	Long-Term Credit Rating (S&P / Moody’s)
AT&T	30%	8	BBB+ / Baa1
T-Mobile	23%	7	BB
Sprint	19%	6	B+ / B1
Verizon	16%	8	BBB+ / Baa1
Optus Communications	2%	14	A+ / Aa3
VHA	1%	5	A- / Baa1(4)
Telstra	1%	15	A / A2
All Others Combined	8%	4	N/A
Total / Weighted Average	100%	7

(1)	Figures are approximate and based on run-rate site rental revenues as of March 31, 2015.

(2)	Depending on the eventual network deployment and decommissioning plans of AT&T, T-Mobile and Sprint, the impact and timing of such renewals may vary from Crown Castle's expectations.

(3)	Weighted by site rental revenue contributions; excludes renewals at the customers' option.

(4)
Vodafone Hutchison Australia ("VHA") is a joint venture between Vodafone Group Plc and Hutchison Telecommunications Australia, a subsidiary of Hutchison Whompoa; Vodafone Group Plc is rated A- and Baa1 and Hutchison Whompoa is rated A- and A3 by S&P and Moody's, respectively, as of March 31, 2015.

Crown Castle International Corp.
First Quarter 2015

COMPANY OVERVIEW	FINANCIALS & METRICS	ASSET PORTFOLIO OVERVIEW	CAPITALIZATION OVERVIEW	APPENDIX

SUMMARY OF TOWER PORTFOLIO BY VINTAGE
(as of March 31, 2015; dollars in thousands)
YIELD(1)	NUMBER OF TENANTS PER TOWER

LQA SITE RENTAL REVENUE PER TOWER	LQA SITE RENTAL GROSS MARGIN PER TOWER

INVESTED CAPITAL PER TOWER(2)	NUMBER OF TOWERS

(1)	Yield is calculated as LQA site rental gross margin divided by invested capital.

(2)
Reflects gross total assets, including incremental capital invested by the Company since time of acquisition or construction completion. Inclusive of invested capital related to land at the tower site.

Crown Castle International Corp.
First Quarter 2015

COMPANY OVERVIEW	FINANCIALS & METRICS	ASSET PORTFOLIO OVERVIEW	CAPITALIZATION OVERVIEW	APPENDIX

PORTFOLIO OVERVIEW(1)
(as of March 31, 2015; dollars in thousands)
NUMBER OF TOWERS	TENANTS PER TOWER	LQA SITE RENTAL REVENUE PER TOWER

(1)	Includes towers and rooftops, excludes small cells and third-party land interests.

Crown Castle International Corp.
First Quarter 2015

COMPANY OVERVIEW	FINANCIALS & METRICS	ASSET PORTFOLIO OVERVIEW	CAPITALIZATION OVERVIEW	APPENDIX

DISTRIBUTION OF TOWER TENANCY (as of March 31, 2015)
PERCENTAGE OF TOWERS BY TENANTS PER TOWER(1)
U.S. PORTFOLIO	AUSTRALIA PORTFOLIO

Average: 2.2	Average: 2.4

GEOGRAPHIC TOWER DISTRIBUTION (as of March 31, 2015)(1)
PERCENTAGE OF TOWERS BY GEOGRAPHIC LOCATION	PERCENTAGE OF LQA SITE RENTAL REVENUE BY GEOGRAPHIC LOCATION

(1)	Includes towers and rooftops, excludes small cells and third-party land interests.

Crown Castle International Corp.
First Quarter 2015

COMPANY OVERVIEW	FINANCIALS & METRICS	ASSET PORTFOLIO OVERVIEW	CAPITALIZATION OVERVIEW	APPENDIX

U.S. GROUND INTEREST OVERVIEW
(as of March 31, 2015; dollars in millions)	LQA Site Rental Revenue	Percentage of U.S. LQA Site Rental Revenue	LQA Site Rental Gross Margin	Percentage of U.S. LQA Site Rental Gross Margin	Number of U.S. Towers(1)	Percentage of U.S. Towers	Weighted Average Term Remaining (by years)(2)
Less than 10 years	$338	13%	$194	11%	5,657	14%
10 to 20 years	533	20%	293	16%	9,974	25%
Greater 20 years	1,072	40%	702	38%	15,692	40%
Total leased	$1,943	73%	$1,189	65%	31,323	79%	31

Owned	710	27%	652	35%	8,340	21%
Total / Average	$2,653	100%	$1,841	100%	39,663	100%

AUSTRALIA GROUND INTEREST OVERVIEW
(as of March 31, 2015; dollars in millions)	LQA Site Rental Revenue	Percentage of Australia LQA Site Rental Revenue	LQA Site Rental Gross Margin	Percentage of Australia LQA Site Rental Gross Margin	Number of Australia Towers(1)	Percentage of Australia Towers	Weighted Average Term Remaining (by years)(2)
Less than 10 years	$42	30%	$31	27%	524	29%
10 to 20 years	48	34%	38	34%	633	36%
Greater 20 years	36	26%	30	27%	474	27%
Total leased	$125	90%	$99	88%	1,631	92%	19

Owned	14	10%	14	12%	146	8%
Total / Average	$139	100%	$113	100%	1,777	100%

(1)	Includes towers and rooftops, excludes small cells and third-party land interests.

(2)	Includes renewal terms at the Company’s option; weighted by site rental gross margin.

Crown Castle International Corp.
First Quarter 2015

COMPANY OVERVIEW	FINANCIALS & METRICS	ASSET PORTFOLIO OVERVIEW	CAPITALIZATION OVERVIEW	APPENDIX

U.S. GROUND INTEREST ACTIVITY
(dollars in millions)	Three Months Ended March 31, 2015
Ground Extensions Under Crown Castle Towers:
Number of ground leases extended	459
Average number of years extended	32
Percentage increase in consolidated cash ground lease expense due to extension activities(1)	0.2%

Ground Purchases Under Crown Castle Towers:
Number of ground leases purchased	115
Land lease purchases (including capital expenditures, acquisitions and capital leases)	$34
Percentage of consolidated site rental gross margin from towers residing on land purchased	<1%

AUSTRALIA GROUND INTEREST ACTIVITY
(dollars in millions)	Three Months Ended March 31, 2015
Ground Extensions Under Crown Castle Towers:
Number of ground leases extended	15
Average number of years extended	17
Percentage increase in consolidated cash ground lease expense due to extension activities(1)	Not Meaningful

Ground Purchases Under Crown Castle Towers:
Number of ground leases purchased	—
Land lease purchases (including capital expenditures, acquisitions and capital leases)	$—
Percentage of consolidated site rental gross margin from towers residing on land purchased	Not Meaningful

SMALL CELL NETWORK OVERVIEW
Number of Nodes(3) (in thousands)	Miles of Fiber (in thousands)	Percentage of LQA Site Rental Revenues	Weighted Average Current Term Remaining for Customer Contracts(2)
14	7	7%	8

(1)	Includes the impact from the amortization of lump sum payments.

(2)	Excludes renewal terms at customers’ option; weighted by site rental revenue.

(3)	Includes nodes currently in-process.

Crown Castle International Corp.
First Quarter 2015

COMPANY OVERVIEW	FINANCIALS & METRICS	ASSET PORTFOLIO OVERVIEW	CAPITALIZATION OVERVIEW	APPENDIX

CAPITALIZATION OVERVIEW
(dollars in millions)	Face Value as Reported 3/31/15	Fixed vs. Floating	Secured vs. Unsecured	Interest Rate(1)	Net Debt to LQA EBITDA(2)	Maturity
Cash	$240

Senior Secured Tower Revenue Notes, Series 2010-2-2010-3(3)	1,600	Fixed	Secured	6.0%		Various(8)
Senior Secured Tower Revenue Notes, Series 2010-4-2010-6(3)	1,550	Fixed	Secured	4.5%		Various(8)
2012 Secured Notes(4)	1,500	Fixed	Secured	3.4%		2017/2023
Senior Secured Notes, Series 2009-1(5)	156	Fixed	Secured	7.5%		Various(8)
WCP Secured Wireless Site Contracts Revenue Notes, Series 2010-1(6)	254	Fixed	Secured	5.7%		2040
Subtotal	$5,060			4.8%	2.3x
Revolving Credit Facility(7)	860	Floating	Secured	1.9%		2018/2019
Term Loan A	642	Floating	Secured	1.9%		2018/2019
Term Loan B	2,828	Floating	Secured	3.0%		2019/2021
Total CCOC Facility Debt	$4,330			2.6%	2.0x
4.875% Senior Notes	850	Fixed	Unsecured	4.9%		2022
5.250% Senior Notes	1,650	Fixed	Unsecured	5.3%		2023
Capital Leases & Other Debt	181	Various	Various	Various		Various
Total HoldCo and other Debt	$2,681			5.1%	1.2x
Total Net Debt	$11,831			4.1%	5.3x
Preferred Stock, at liquidation value	978
Market Capitalization(9)	27,549
Firm Value(10)	$40,358

(1)	Represents the weighted-average stated interest rate.

(2)	Represents the applicable amount of debt divided by LQA consolidated Adjusted EBITDA.

(3)
If the Senior Secured Tower Revenue Notes 2010-2, and 2010-3 and Senior Secured Tower Revenue Notes, 2010-4, 2010-5, and 2010-6 ("2010 Tower Revenue Notes") are not paid in full on or prior to 2015, 2017 and 2020, as applicable, then Excess Cash Flow (as defined in the indenture) of the issuers (of such notes) will be used to repay principal of the applicable series and class of the 2010 Tower Revenue Notes, and additional interest (of an additional approximately 5% per annum) will accrue on the respective 2010 Tower Revenue Notes. The Senior Secured Tower Revenue Notes, 2010-2, and 2010-3 consist of two series of notes with principal amounts of $350 million and $1.3 billion, having anticipated repayment dates in 2017 and 2020, respectively. The Senior Secured Tower Revenue Notes, 2010-4, 2010-5, and 2010-6 consist of three series of notes with principal amounts of $250 million, $300 million and $1.0 billion, having anticipated repayment dates in 2015, 2017 and 2020, respectively.

(4)	The 2012 Secured Notes consist of $500 million aggregate principal amount of 2.381% secured notes due 2017 and $1.0 billion aggregate principal amount of 3.849% secured notes due 2030.

(5)
The Senior Secured Notes, Series 2009-1 consist of $86 million of principal as of March 31, 2015 that amortizes through 2019, and $70 million of principal as of March 31, 2015 that amortizes during the period beginning in 2019 and ending in 2029.

(6)
The anticipated repayment date is 2015 for each class of the WCP Secured Wireless Site Contracts Revenue Notes, Series 2010-1 ("WCP Securitized Notes"). If the WCP Securitized Notes are not repaid in full by their anticipated repayment dates, the applicable interest rate increases by an additional approximately 5% per annum. If the WCP Securitized Notes are not repaid in full by their rapid amortization date of 2017, monthly principal payments commence using the excess cash flows of the issuers of the WCP Securitized Notes.

(7)	As of March 31, 2015, the undrawn availability under the $2.2 billion Revolving Credit Facility is $1.4 billion.

(8)	Notes are prepayable at par if voluntarily repaid six months or less prior to maturity; earlier prepayment may require additional consideration.

(9)	Market capitalization calculated based on $82.54 closing price and 333.8 million shares outstanding as of March 31, 2015.

(10)	Represents the sum of net debt, preferred stock (at liquidation value) and market capitalization.

Crown Castle International Corp.
First Quarter 2015

COMPANY OVERVIEW	FINANCIALS & METRICS	ASSET PORTFOLIO OVERVIEW	CAPITALIZATION OVERVIEW	APPENDIX

DEBT MATURITY OVERVIEW(1)

% of Debt Outstanding
Fixed Rate
Floating Rate
36%
64%

(as of Mar 31, 2015; dollars in millions)

$21
$532
$40
$40
$390
$841
$41
$1,431
$564
$17
$1,265
$1,015
$2,136
$4
$854
$4
$2,653
$4
$4
$4
$33
1H 2015
2H 2015
1H 2016
2H 2016
1H 2017
2H 2017
1H 2018
2H 2018
1H 2019
2H 2019
1H 2020
2H 2020
1H 2021
2H 2021
1H 2022
2H 2022
1H 2023
2H 2023
1H 2024
2H 2024
Thereafter
Fixed Rate
Floating Rate

(1)
Where applicable, maturities reflect the Anticipated Repayment Date as defined in the respective debt agreement; excludes capital leases and other obligations; amounts presented at face value net of repurchases held at CCIC.

Crown Castle International Corp.
First Quarter 2015

COMPANY OVERVIEW	FINANCIALS & METRICS	ASSET PORTFOLIO OVERVIEW	CAPITALIZATION OVERVIEW	APPENDIX

LIQUIDITY OVERVIEW
(dollars in thousands)	March 31, 2015
Cash and cash equivalents(1)	$240,153
Undrawn revolving credit facility availability(2)	1,370,000
Restricted cash	141,964
Debt and other long-term obligations	12,070,091
Total equity	6,558,793

(1)	Exclusive of restricted cash.

(2)
Availability at any point in time is subject to reaffirmation of the representations and warranties in, and there being no default under, our credit agreement governing our senior credit facilities ("2012 Credit Facility").

Crown Castle International Corp.
First Quarter 2015

COMPANY OVERVIEW	FINANCIALS & METRICS	ASSET PORTFOLIO OVERVIEW	CAPITALIZATION OVERVIEW	APPENDIX

SUMMARY OF MAINTENANCE AND FINANCIAL COVENANTS
Debt	Borrower / Issuer	Covenant(1)	Covenant Level Requirement		As of March 31, 2015
Maintenance Financial Covenants(2)
2012 Credit Facility	CCOC	Total Net Leverage Ratio	≤ 5.50x		4.3x
2012 Credit Facility	CCOC	Consolidated Interest Coverage Ratio	≥ 2.50x		5.8x

Restrictive Negative Financial Covenants
Financial covenants restricting ability to make restricted payments, including dividends
4.875% Senior Notes	CCIC	Debt to Adjusted Consolidated Cash Flow Ratio	≤ 7.00x		5.5x
5.25% Senior Notes	CCIC	Debt to Adjusted Consolidated Cash Flow Ratio	≤ 7.00x		5.5x
2012 Credit Facility	CCOC	Total Net Leverage Ratio	≤ 5.50x		4.3x

Financial covenants restricting ability to incur additional debt
4.875% Senior Notes	CCIC	Debt to Adjusted Consolidated Cash Flow Ratio	≤ 7.00x		5.5x
5.25% Senior Notes	CCIC	Debt to Adjusted Consolidated Cash Flow Ratio	≤ 7.00x		5.5x
2012 Credit Facility	CCOC	Total Net Leverage Ratio	≤ 5.50x	(3)	4.3x
2012 Credit Facility	CCOC	Holdings Leverage Ratio	≤ 7.00x	(4)	5.5x
2012 Credit Facility	CCOC	Consolidated Interest Coverage Ratio	≥ 2.50x		5.8x
2012 Secured Notes	CC Holdings GS V LLC and Crown Castle GS III Corp.	Debt to Adjusted Consolidated Cash Flow Ratio	≤ 3.50x		3.9x

Financial covenants restricting ability to make investments
2012 Credit Facility	CCOC	Total Net Leverage Ratio	≤ 5.50x		4.3x

(1)	As defined in the respective debt agreement.

(2)	Failure to comply with the financial maintenance covenants would, absent a waiver, result in an event of default under the credit agreement governing our 2012 Credit Facility.

(3)	Applicable for debt issued at CCOC or its subsidiaries.

(4)	Applicable for debt issued at CCIC or its subsidiaries.

Crown Castle International Corp.
First Quarter 2015

COMPANY OVERVIEW	FINANCIALS & METRICS	ASSET PORTFOLIO OVERVIEW	CAPITALIZATION OVERVIEW	APPENDIX

SUMMARY OF MAINTENANCE AND FINANCIAL COVENANTS (CONTINUED)
Debt	Borrower / Issuer	Covenant(1)	Covenant Level Requirement		As of March 31, 2015
Restrictive Negative Financial Covenants
Financial covenants requiring excess cash flows to be deposited in a cash trap reserve account and not released
2010 Tower Revenue Notes	Crown Castle Towers LLC and its Subsidiaries	Debt Service Coverage Ratio	> 1.75x	(2)	3.9x
WCP Securitized Notes	Certain WCP Subsidiaries	Debt Service Coverage Ratio	> 1.30x	(2)	1.4x
2009 Securitized Notes	Pinnacle Towers Acquisition Holdings LLC and its Subsidiaries	Debt Service Coverage Ratio	> 1.30x	(2)	4.7x

Financial covenants restricting ability of relevant issuer to issue additional notes under the applicable indenture
2010 Tower Revenue Notes	Crown Castle Towers LLC and its Subsidiaries	Debt Service Coverage Ratio	≥ 2.00x	(3)	3.9x
WCP Securitized Notes	Certain WCP Subsidiaries	Debt Service Coverage Ratio	≥ 1.50x	(3)	1.4x
2009 Securitized Notes	Pinnacle Towers Acquisition Holdings LLC and its Subsidiaries	Debt Service Coverage Ratio	≥ 2.34x	(3)	4.7x

(1)
As defined in the respective debt agreement. In the indentures for the 2010 Tower Revenue Notes, WCP Securitized Notes, and the 2009 Securitized Notes, the defined term for Debt Service Coverage Ratio is "DSCR".

(2)
The 2010 Tower Revenue Notes, WCP Securitized Notes, and 2009 Securitized Notes also include the potential for amortization events, which could result in applying current and future cash flow to the prepayment of debt with applicable prepayment consideration. An amortization event occurs when the Debt Service Coverage Ratio falls below 1.45x, 1.15x or 1.15x, in each case as described under the indentures for the 2010 Tower Revenue Notes, WCP Securitized Notes, or 2009 Securitized Notes, respectively.

(3)	Rating Agency Confirmation (as defined in the respective debt agreement) is also required.

Crown Castle International Corp.
First Quarter 2015

COMPANY OVERVIEW	FINANCIALS & METRICS	ASSET PORTFOLIO OVERVIEW	CAPITALIZATION OVERVIEW	APPENDIX

INTEREST RATE SENSITIVITY(1)
	Remaining nine months,	Years Ended December 31,
(as of March 31, 2015; dollars in millions)	2015	2016	2017
Fixed Rate Debt:
Face Value of Principal Outstanding(2)	$7,560	$7,551	$7,291
Current Interest Payment Obligations(3)	277	368	367
Effect of 0.125% Change in Interest Rates(4)	<1	1	1
Floating Rate Debt:
Face Value of Principal Outstanding(2)	$4,330	$4,319	$4,307
Current Interest Payment Obligations(5)	87	127	150
Effect of 0.125% Change in Interest Rates(6)	2	4	5

(1)	Excludes capital lease and other obligations.

(2)	Face value net of required amortizations; assumes no maturity or balloon principal payments; excludes capital leases.

(3)	Interest expense calculated based on current interest rates.

(4)
Interest expense calculated based on current interest rates until the sooner of the (1) stated maturity date or (2) the Anticipated Repayment Date, at which time the face value amount outstanding of such indebtedness is refinanced at current rates plus 12.5 bps.

(5)
Interest expense calculated based on current interest rates. Forward LIBOR assumptions are derived from the 1-month LIBOR forward curve as of March 31, 2015. Calculation takes into account any LIBOR floors in place and assumes no changes to future interest rate margin spread over LIBOR due to changes in the Borrower’s net leverage ratio.

(6)
Interest expense calculated based on current interest rates using forward LIBOR assumptions until the stated maturity date, at which time the face value amount outstanding of such indebtedness is refinanced at current rates plus 12.5 bps.

Crown Castle International Corp.
First Quarter 2015

COMPANY OVERVIEW	FINANCIALS & METRICS	ASSET PORTFOLIO OVERVIEW	CAPITALIZATION OVERVIEW	APPENDIX

DEFINITIONS
Non-GAAP Financial Measures and Other Calculations

This Supplement includes presentations of Adjusted EBITDA, Funds from Operations, Adjusted Funds from Operations, Organic Site Rental Revenues, Site Rental Revenues, as Adjusted, Organic Site Rental Gross Margin, and Site Rental Gross Margin, as Adjusted, and Ground Lease Expense, as Adjusted, which are non-GAAP financial measures. These non-GAAP financial measures are not intended as alternative measures of operating results or cash flow from operations (as determined in accordance with Generally Accepted Accounting Principles ("GAAP")). Each of the amounts included in the calculation of Adjusted EBITDA, FFO, AFFO, Organic Site Rental Revenues, Site Rental Revenues, as Adjusted, Organic Site Rental Gross Margin, and Site Rental Gross Margin, as Adjusted, and Ground Lease Expense, as Adjusted, are computed in accordance with GAAP, with the exception of: (1) sustaining capital expenditures, which is not defined under GAAP and (2) our adjustment to the income tax provision in calculations of AFFO for periods prior to our REIT conversion.
Our measures of Adjusted EBITDA, FFO, AFFO, Organic Site Rental Revenues, Site Rental Revenues, as Adjusted, Organic Site Rental Gross Margin, and Site Rental Gross Margin, as Adjusted, and Ground Lease Expense, as Adjusted, may not be comparable to similarly titled measures of other companies, including other companies in the tower sector or those reported by other REITs. Our FFO and AFFO may not be comparable to those reported in accordance with National Association of Real Estate Investment Trusts, including with respect to the impact of income taxes for periods prior to our REIT conversion.
Adjusted EBITDA, FFO, AFFO, Organic Site Rental Revenues, Site Rental Revenues, as Adjusted, Organic Site Rental Gross Margin, and Site Rental Gross Margin, as Adjusted, and Ground Lease Expense, as Adjusted, are presented as additional information because management believes these measures are useful indicators of the financial performance of our core businesses. In addition, Adjusted EBITDA is a measure of current financial performance used in our debt covenant calculations.
Adjusted EBITDA. Crown Castle defines Adjusted EBITDA as net income (loss) plus restructuring charges (credits), asset write-down charges, acquisition and integration costs, depreciation, amortization and accretion, amortization of prepaid lease purchase price adjustments, interest expense and amortization of deferred financing costs, gains (losses) on retirement of long-term obligations, net gain (loss) on interest rate swaps, impairment of available-for-sale securities, interest income, other income (expense), benefit (provision) for income taxes, cumulative effect of change in accounting principle, income (loss) from discontinued operations, and stock-based compensation expense.
Funds from Operations ("FFO"). Crown Castle defines Funds from Operations as net income plus real estate related depreciation, amortization and accretion and asset write-down charges, less non controlling interest and cash paid for preferred stock dividends, and is a measure of funds from operations attributable to CCIC common stockholders.
FFO per share. Crown Castle defines FFO per share as FFO divided by the diluted weighted average common shares outstanding.
Adjusted Funds from Operations ("AFFO"). Crown Castle defines Adjusted Funds from Operations as FFO before straight-line revenue, straight-line expense, stock-based compensation expense, non-cash portion of tax provision, non-real estate related depreciation, amortization and accretion, amortization of non-cash interest expense, other (income) expense, gains (loss) on retirement of long-term obligations, net gain (loss) on interest rate swaps, acquisition and integration costs, and adjustments for noncontrolling interests, and less capital improvement capital expenditures and corporate capital expenditures.
AFFO per share. Crown Castle defines AFFO per share as AFFO divided by diluted weighted average common shares outstanding.
AFFO payout ratio. Dividends per common share divided by AFFO per share.
Site Rental Revenues, as Adjusted. Crown Castle defines Site Rental Revenues, as Adjusted, as site rental revenues, as reported, less straight-line revenues.

Crown Castle International Corp.
First Quarter 2015

COMPANY OVERVIEW	FINANCIALS & METRICS	ASSET PORTFOLIO OVERVIEW	CAPITALIZATION OVERVIEW	APPENDIX

DEFINITIONS (continued)
Organic Site Rental Revenues. Crown Castle defines Organic Site Rental Revenues as site rental revenues, as reported, less straight-line revenues, the impact of tower acquisitions and construction, foreign currency adjustments and certain non recurring items.
Site Rental Gross Margins, as Adjusted. Crown Castle defines Site Rental Gross Margins, as Adjusted, as site rental gross margin as reported less straight-line revenues and straight-line expenses.
Organic Site Rental Gross Margins. Crown Castle defines Organic Site Rental Gross Margins as site rental gross margins, as reported less straight-line revenues, straight-line expenses, the impact of tower acquisitions and construction, foreign currency adjustments and certain non recurring items.
Ground Lease Expense, as Adjusted. Crown Castle defines Ground Lease Expense, as Adjusted as ground lease expense, as reported, less straight line ground lease expense.
Sustaining capital expenditures. Crown Castle defines sustaining capital expenditures as either (1) corporate related capital improvements, such as buildings, information technology equipment and office equipment or (2) capital improvements to tower sites that enable our customers' ongoing quiet enjoyment of the tower.
The tables set forth below reconcile non-GAAP financial measures to comparable GAAP financial measures and provide certain other calculations. The components in these tables may not sum to the total due to rounding.

Crown Castle International Corp.
First Quarter 2015

COMPANY OVERVIEW	FINANCIALS & METRICS	ASSET PORTFOLIO OVERVIEW	CAPITALIZATION OVERVIEW	APPENDIX

Adjusted EBITDA for the three months ended March 31, 2015 and 2014 is computed as follows:

	Three Months Ended March 31,
(dollars in thousands)	2015	2014
Net income (loss)	$125,112	$102,793
Adjustments to increase (decrease) net income (loss):
Asset write-down charges	8,623	2,733
Acquisition and integration costs	2,019	5,659
Depreciation, amortization and accretion	258,060	250,191
Amortization of prepaid lease purchase price adjustments	5,174	3,895
Interest expense and amortization of deferred financing costs(1)	134,439	146,400
Interest income	(109)	(173)
Other income (expense)	230	2,736
Benefit (provision) for income taxes	3,282	(188)
Stock-based compensation expense	17,424	12,937
Adjusted EBITDA(2)	$554,254	$526,983

Adjusted EBITDA for the three months ended March 31, 2015 is computed as follows:

	Three Months Ended March 31, 2015
(dollars in thousands)	CCUSA	CCAL	Eliminations	Consolidated Total
Net income (loss)	$114,785	$10,327	$—	$125,112
Adjustments to increase (decrease) net income (loss):
Asset write-down charges	8,555	68	—	8,623
Acquisition and integration costs	2,016	3	—	2,019
Depreciation, amortization and accretion	251,806	6,254	—	258,060
Amortization of prepaid lease purchase price adjustments	5,174	—	—	5,174
Interest expense and amortization of deferred financing costs(1)	134,439	3,051	(3,051)	134,439
Interest income	(56)	(53)	—	(109)
Other income (expense)	(2,827)	6	3,051	230
Benefit (provision) for income taxes	(1,434)	4,716	—	3,282
Stock-based compensation expense	16,842	582	—	17,424
Adjusted EBITDA(2)	$529,300	$24,954	$—	$554,254

(1)	See the reconciliation of "components of interest expense and amortization of deferred financing costs" herein.

(2)	The above reconciliation excludes line items included in our Adjusted EBITDA definition which are not applicable for the periods shown.

Crown Castle International Corp.
First Quarter 2015

COMPANY OVERVIEW	FINANCIALS & METRICS	ASSET PORTFOLIO OVERVIEW	CAPITALIZATION OVERVIEW	APPENDIX

Adjusted EBITDA for the quarter ending June 30, 2015 and the year ending December 31, 2015 is forecasted as follows:

	Q2 2015	Full Year 2015
(dollars in millions)	Outlook	Outlook
Net income (loss)	$92 to $125	$419 to $498
Adjustments to increase (decrease) net income (loss):
Asset write-down charges	$4 to $6	$19 to $29
Acquisition and integration costs	$0 to $3	$4 to $4
Depreciation, amortization and accretion	$256 to $261	$1,021 to $1,041
Amortization of prepaid lease purchase price adjustments	$4 to $6	$19 to $21
Interest expense and amortization of deferred financing costs(1)	$133 to $138	$531 to $546
Interest income	$(2) to $0	$(3) to $(1)
Other income (expense)	$(1) to $2	$1 to $3
Benefit (provision) for income taxes	$1 to $5	$4 to $12
Stock-based compensation expense	$16 to $18	$66 to $71
Adjusted EBITDA(2)	$531 to $536	$2,145 to $2,160

The components of interest expense and amortization of deferred financing costs for the quarters ending March 31, 2015 and 2014 are as follows:

	Three Months Ended March 31,
(dollars in thousands)	2015	2014
Interest expense on debt obligations	$122,703	$125,519
Amortization of deferred financing costs	5,619	5,641
Amortization of adjustments on long-term debt	(881)	(955)
Amortization of interest rate swaps(3)	7,491	16,182
Other, net	(493)	13
Interest expense and amortization of deferred financing costs	$134,439	$146,400

The components of interest expense and amortization of deferred financing costs for the quarter ending June 30, 2015 and the year ending December 31, 2015 are forecasted as follows:

	Q2 2015	Full Year 2015
(dollars in millions)	Outlook	Outlook
Interest expense on debt obligations	$123 to $125	$498 to $508
Amortization of deferred financing costs	$5 to $7	$21 to $23
Amortization of adjustments on long-term debt	$(1) to $0	$(4) to $(2)
Amortization of interest rate swaps(3)	$6 to $8	$16 to $21
Other, net	$0 to $0	$(3) to $(1)
Interest expense and amortization of deferred financing costs	$133 to $138	$531 to $546

(1)	See the reconciliation of “components of interest expense and amortization of deferred financing costs” herein.

(2)	The above reconciliation excludes line items included in our Adjusted EBITDA definition which are not applicable for the periods shown.

(3)	Relates to the amortization of interest rate swaps; the swaps were cash settled in prior periods.

Crown Castle International Corp.
First Quarter 2015

COMPANY OVERVIEW	FINANCIALS & METRICS	ASSET PORTFOLIO OVERVIEW	CAPITALIZATION OVERVIEW	APPENDIX

FFO and AFFO for the three months ended March 31, 2015 and 2014 are computed as follows:

	Three Months Ended March 31,
(dollars in thousands, except share and per share amounts)	2015	2014
Net income	$125,112	$102,793
Real estate related depreciation, amortization and accretion	252,732	244,420
Asset write-down charges	8,623	2,733
Adjustment for noncontrolling interest(1)	(2,325)	(1,296)
Dividends on preferred stock	(10,997)	(10,997)
FFO(3)	$373,145	$337,654

FFO (from above)	$373,145	$337,654
Adjustments to increase (decrease) FFO:
Straight-line revenue	(38,016)	(50,806)
Straight-line expense	25,259	26,380
Stock-based compensation expense	17,424	12,937
Non-cash portion of tax provision	817	(2,332)
Non-real estate related depreciation, amortization and accretion	5,328	5,770
Amortization of non-cash interest expense	11,736	20,882
Other (income) expense	230	2,736
Acquisition and integration costs	2,019	5,659
Adjustment for noncontrolling interest(1)	2,325	1,296
Capital improvement capital expenditures	(7,570)	(3,860)
Corporate capital expenditures	(9,371)	(7,571)
AFFO(2)(3)	$383,326	$348,744
Weighted average common shares outstanding — diluted(4)	333,485	333,045
AFFO per share(2)	$1.15	$1.05

(1)	Inclusive of the noncontrolling interest related to real estate related depreciation, amortization and accretion and asset write-downs.

(2)	See definitions herein. See also “Definitions of Non-GAAP Financial Measures and Other Calculations” herein for a discussion of our definitions of FFO and AFFO.

(3)	FFO and AFFO are reduced by cash paid for preferred stock dividends.

(4)	The diluted weighted average common shares outstanding assumes no conversion for preferred stock in the share count.

Crown Castle International Corp.
First Quarter 2015

COMPANY OVERVIEW	FINANCIALS & METRICS	ASSET PORTFOLIO OVERVIEW	CAPITALIZATION OVERVIEW	APPENDIX

FFO and AFFO for the years ended December 31, 2014, 2013, 2012, 2011 and 2010 are computed as follows:

	Years Ended December 31,
(in thousands of dollars, except share and per share amounts)	2014	2013	2012	2011	2010
Net income	$398,774	$93,901	$200,888	$171,460	$(311,259)
Real estate related depreciation, amortization and accretion	992,643	761,070	601,372	531,869	522,514
Asset write-down charges	15,040	14,863	15,548	22,285	13,687
Adjustment for noncontrolling interest(1)	(8,261)	(3,790)	(12,304)	(383)	319
Dividends on preferred stock	(43,988)	—	(2,481)	(19,487)	(19,879)
FFO(3)(4)	$1,354,208	$866,043	$803,023	$705,744	$205,381

FFO (from above)	$1,354,208	$866,043	$803,023	$705,744	$205,381
Adjustments to increase (decrease) FFO:
Straight-line revenue	(196,598)	(218,631)	(251,327)	(199,969)	(161,716)
Straight-line expense	105,376	80,953	54,069	39,025	38,759
Stock-based compensation expense	60,164	41,788	47,382	35,991	39,965
Non-cash portion of tax provision(2)	(20,359)	191,729	(106,742)	4,970	(29,033)
Non-real estate related depreciation, amortization and accretion	20,421	13,145	21,220	21,082	18,257
Amortization of non-cash interest expense	80,854	99,244	109,337	102,944	85,454
Other (income) expense	(11,862)	3,872	5,392	5,577	603
Gains (losses) on retirement of long-term obligations	44,629	37,127	131,974	—	138,367
Net gain (loss) on interest rate swaps	—	—	—	—	286,435
Acquisition and integration costs	35,042	26,005	18,298	3,310	2,102
Adjustment for noncontrolling interest(1)	8,261	3,790	12,304	383	(319)
Capital improvement capital expenditures	(32,227)	(19,312)	(21,647)	(13,965)	(14,795)
Corporate capital expenditures	(51,772)	(28,409)	(15,459)	(9,429)	(9,531)
AFFO(3)(4)	$1,396,139	$1,097,347	$807,823	$695,661	$599,931
Weighted average common shares outstanding — diluted(5)	333,265	299,293	291,270	285,947	286,764
AFFO per share(3)	$4.19	$3.67	$2.77	$2.43	$2.09

(1)	Inclusive of the noncontrolling interest related to real estate related depreciation, amortization and accretion and asset write-downs.

(2)
Adjusts the income tax provision to reflect our estimate of the cash taxes paid had we been a REIT for all periods presented, and is primarily comprised of foreign taxes. As a result income tax expense (benefit) is lower by the amount of the adjustment.

(3)	See reconciliations and definitions provided herein. See also "Definitions of Non-GAAP Measures and Other Calculations" herein for a discussion of our definitions of FFO and AFFO.

(4)	FFO and AFFO are reduced by cash paid for preferred stock dividends.

(5)	The diluted weighted average common shares outstanding assumes no conversion for preferred stock in the share count.

Crown Castle International Corp.
First Quarter 2015

COMPANY OVERVIEW	FINANCIALS & METRICS	ASSET PORTFOLIO OVERVIEW	CAPITALIZATION OVERVIEW	APPENDIX

FFO and AFFO for the three months ended June 30, 2014 and 2013 are computed as follows:

	Three Months Ended June 30,
(in thousands of dollars, except share and per share amounts)	2014	2013
Net income	$35,357	$53,376
Real estate related depreciation, amortization and accretion	249,484	188,039
Asset write-down charges	3,136	3,097
Adjustment for noncontrolling interest(1)	(1,348)	(1,017)
Dividends on preferred stock	(10,997)	—
FFO(3)(4)	$275,632	$243,496

FFO (from above)	$275,632	$243,496
Adjustments to increase (decrease) FFO:
Straight-line revenue	(52,134)	(56,919)
Straight-line expense	27,416	20,572
Stock-based compensation expense	18,212	9,608
Non-cash portion of tax provision(2)	(2,553)	34,747
Non-real estate related depreciation, amortization and accretion	4,751	2,612
Amortization of non-cash interest expense	20,604	20,551
Other (income) expense	6,063	(507)
Gains (losses) on retirement of long-term obligations	44,629	577
Acquisition and integration costs	19,197	7,215
Adjustment for noncontrolling interest(1)	1,348	1,017
Capital improvement capital expenditures	(4,469)	(2,399)
Corporate capital expenditures	(8,171)	(7,694)
AFFO(3)(4)	$350,526	$272,877
Weighted average common shares outstanding — diluted(5)	333,081	292,706
AFFO per share(3)	$1.05	$0.93

(1)	Inclusive of the noncontrolling interest related to real estate related depreciation, amortization and accretion and asset write-downs.

(2)
Adjusts the income tax provision to reflect our estimate of the cash taxes paid had we been a REIT for all periods presented, and is primarily comprised of foreign taxes. As a result income tax expense (benefit) is lower by the amount of the adjustment.

(3)	See reconciliations and definitions provided herein. See also "Definitions of Non-GAAP Measures and Other Calculations" herein for a discussion of our definitions of FFO and AFFO.

(4)	FFO and AFFO are reduced by cash paid for preferred stock dividends.

(5)	The diluted weighted average common shares outstanding assumes no conversion for preferred stock in the share count.

Crown Castle International Corp.
First Quarter 2015

COMPANY OVERVIEW	FINANCIALS & METRICS	ASSET PORTFOLIO OVERVIEW	CAPITALIZATION OVERVIEW	APPENDIX

FFO and AFFO for the quarter ending June 30, 2015 and the year ending December 31, 2015 are forecasted as follows:

	Q2 2015	Full Year 2015
(in millions of dollars, except share and per share amounts)	Outlook	Outlook
Net income	$92 to $125	$419 to $498
Real estate related depreciation, amortization and accretion	$252 to $255	$1,003 to $1,018
Asset write-down charges	$4 to $6	$19 to $29
Adjustment for noncontrolling interest(1)	$(3) to $1	$(13) to $(6)
Dividends on preferred stock	$(11) to $(11)	$(44) to $(44)
FFO(3)(4)	$352 to $357	$1,439 to $1,454

FFO (from above)	$352 to $357	$1,439 to $1,454
Adjustments to increase (decrease) FFO:
Straight-line revenue	$(40) to $(35)	$(142) to $(127)
Straight-line expense	$23 to $28	$88 to $103
Stock-based compensation expense	$16 to $18	$66 to $71
Non-cash portion of tax provision	$(9) to $(4)	$(21) to $(6)
Non-real estate related depreciation, amortization and accretion	$4 to $6	$18 to $23
Amortization of non-cash interest expense	$10 to $15	$30 to $41
Other (income) expense	$(1) to $2	$1 to $3
Acquisition and integration costs	$0 to $3	$4 to $4
Adjustment for noncontrolling interest(1)	$3 to $(1)	$13 to $6
Capital improvement capital expenditures	$(12) to $(10)	$(41) to $(36)
Corporate capital expenditures	$(12) to $(10)	$(40) to $(35)
AFFO(3)(4)	$348 to $353	$1,450 to $1,465
Weighted-average common shares outstanding—diluted(2)(5)	333.9	333.9
AFFO per share(3)	$1.04 to $1.06	$4.34 to $4.39

(1)	Inclusive of the noncontrolling interest related to real estate related depreciation, amortization and accretion and asset write-downs.

(2)	Based on 333.9 million diluted shares outstanding as of March 31, 2015.

(3)	See definitions herein. See also “Definitions of Non-GAAP Financial Measures and Other Calculations” herein for a discussion of our definitions of FFO and AFFO.

(4)	FFO and AFFO are reduced by cash paid for preferred stock dividends.

(5)	The diluted weighted average common shares outstanding assumes no conversion for preferred stock in the share count.

Crown Castle International Corp.
First Quarter 2015

COMPANY OVERVIEW	FINANCIALS & METRICS	ASSET PORTFOLIO OVERVIEW	CAPITALIZATION OVERVIEW	APPENDIX

Net Debt to Last Quarter Annualized Adjusted EBITDA calculation:

	Three Months Ended March 31,
(dollars in millions)	2015		2014
Total face value of debt	$12,071.3		$11,618.3
Ending cash and cash equivalents	240.2		199.9
Total Net Debt	$11,831.1		$11,418.4

Adjusted EBITDA for the three months ended March 31,	$554.3		$527.0
Last quarter annualized Adjusted EBITDA	2,217.0		2,108.0
Net Debt to Last Quarter Annualized Adjusted EBITDA	5.3	x	5.4	x

Cash Interest Coverage Ratio Calculation:

	Three Months Ended March 31,
(dollars in thousands)	2015		2014
Adjusted EBITDA	$554,254		$526,983
Interest expense on debt obligations	122,703		125,519
Interest Coverage Ratio	4.5	x	4.2	x

AFFO Payout Ratio Calculation:

Three Months Ended March 31,
(per share)	2015
Dividend per share	$0.82
AFFO per share	$1.15
AFFO Payout Ratio	71%